As filed with the Securities and Exchange Commission on March 7, 2016

Registration No. 333-199733

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	6141	45-3190813
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(312) 568-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Fisher

President and Chief Executive Officer

175 West Jackson Blvd

Chicago, Illinois 60604

(312) 568-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gerald T. Nowak, P.C.

Wayne E. Williams

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

(312) 862-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    X

This post-effective registration statement amends registration statement number 333-199733.

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	X
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

ADDITION OF EXHIBIT

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 was filed to include as an exhibit to registration statement number 333-199733 PricewaterhouseCoopers LLP’s consent to the use of its report dated March 7, 2016, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Enova International, Inc. and its subsidiaries (the “Company”) included in the Annual Report on Form 10-K of the Company for the year ended December 31, 2015 in such registration statement. The report of PricewaterhouseCoopers LLP was filed in the Prospectus Supplement No. 4 dated March 7, 2016 filed pursuant to Rule 424(b)(3).

Item 16.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this registration statement or incorporated by reference herein:

Exhibit No.	Description
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 7, 2016.

ENOVA INTERNATIONAL, INC.

By: /s/ David A. Fisher

Name: David A. Fisher
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Fisher David A. Fisher	Director, President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 7, 2016

/s/ Robert S. Clifton Robert S. Clifton	Vice President—Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 7, 2016

/s/ Ellen Carnahan Ellen Carnahan	Director	March 7, 2016

* Daniel R. Feehan	Director	March 7, 2016

* William M. Goodyear	Director	March 7, 2016

* James A. Gray	Director	March 7, 2016

* David C. Habiger	Director	March 7, 2016

* Gregg A. Kaplan	Director	March 7, 2016

* Mark A. Tebbe	Director	March 7, 2016

* The undersigned, by signing his name hereto, does execute this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 on behalf of the persons identified above pursuant to a power of attorney.

By: /s/ Robert S. Clifton

Robert S. Clifton

Attorney-in-Fact